SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2018 but held below that threshold as of August 31, 2017:

 Fund                                                Shareholder
 ----                                   -------------------------------------
 GMO Global Developed Equity Alloc III  MOTION PICTURE INDUSTRY
 GMO Global Developed Equity Alloc III  Northern Trust Company as Trustee FBO
                                        Motion Picture Industry Pension Plan
 GMO INTL EQUITY ALLOCATION III         GMO INTERNATIONAL EQUITY ALLOCATION
 GMO CORE PLUS BOND FUND IV             GMO GLOBAL ASSET ALLOCATION FUND
 GMO FOREIGN SMALL COMPANIES FUND III   The Northern Trust Company Custodian
                                        FBOInternational Brotherhood of
                                        Painters a/c 2627816

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period August 31, 2017 through February 28, 2018:

 Fund                                                Shareholder
 ----                                   -------------------------------------
 GMO CURR HEDGED INTL BOND III          TEACHERS' RETIREMENT SYSTEM OF THE
 GMO STRATEGIC OPPS ALLOC III           SOUTH CAROLINA RETIREMENT SYSTEMS
                                        GROUP
 Climate Change Fund-III                Thomas R. Hancock and Catherine A.
                                        Fullerton
 Climate Change Fund-III                R. Jeremy Grantham
 Int'l. Small Companies Fund-III        Arizona, Univ Fdn-Endow
 Taiwan Fund-III                        Conn, State-Taiwan